BERKSHIRE INCOME REALTY ANNOUNCES YEAR END FFO OF $10,874,817
AND ACQUISITION OF BERKSHIRES AT MARINA MILE

BOSTON, MASSACHUSETTS — — April 7, 2004 — — Berkshire Income, Realty, Inc. (AMEX: “BIR_pa”, “BIRPRA”, “BIR-A” “BIR.PR.A”) (“Berkshire” or the “Company”) today reported its results for the year ended December 31, 2003. Financial highlights for the year ended December 31, 2003 include:

        •The Company’s funds from operations for the year ended December 31, 2003 were $10,874,817.

        •For the year ended December 31, 2003, Berkshire reported net income of $3,642,260. For the comparable period in 2002, the Berkshire Income Realty Predecessor Group reported net income of $37,596. Because the Company did not have any operations until the quarter ended June 30, 2003, the discussion in this press release of operations or activities prior to April 1, 2003 refers to the operations and activities of the Berkshire Income Realty Predecessor Group, the Company’s predecessor entities for accounting purposes. As described in the Company’s Form 10K for the year ended December 31, 2003 filed on March 29, 2004, the Berkshire Income Realty Predecessor Group contributed to the Company the initial properties that comprise the Company’s current operations.

        • On January 28, 2004, Berkshire Income Realty — OP, L.P. (the “O.P.”), the operating partnership subsidiary of the Company, through its newly formed and wholly owned subsidiary, Marina Mile L.L.C., purchased Pond Apple Creek Apartments, a 306-unit multi-family apartment community located in Fort Lauderdale, Florida, from Pond Apple Creek Associates Limited Partnership. The Company considers Pond Apple Creek Apartments to be a core plus asset located in one of the most desirable multifamily markets in the country, South Florida. The property is situated east of I-95 and ten minutes north of Ft. Lauderdale/Hollywood International Airport. President and CFO, David Quade, commented “The acquisition market in South Florida is very competitive. We are excited to have found what we feel is a solid asset in a great location at a good price.”

        • On January 30, 2004, the Company announced it that would pay its regular quarterly cash dividend of $.5625 on each share (aggregate quarterly dividend of $1,675,000) of its 9% Series A Cumulative Redeemable Preferred Stock (“Preferred Shares”) on February 15, 2004 to shareholder of record on February 10, 2004. The regular cash dividend payable on the Series A Preferred Stock is payable on February 15, May 15, August 15 and November 15 of each year.

Funds From Operations

The Company has adopted the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Management considers Funds from Operations (“FFO”) to be an appropriate measure of performance of an equity REIT. We calculate FFO by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items), for gains (or losses) from sales of properties and real estate related depreciation and amortization. Management believes that in order to facilitate a clear understanding of the historical operating results of the Company, FFO should be considered in conjunction with net income as presented in the financial statements. Management considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company, because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

The Company’s calculation of FFO may not be directly comparable to FFO reported by other REITS or similar real estate companies that have not adopted the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our financial statements.

The calculation of FFO for the years ended December 31, 2003, 2002 and 2001 are presented below:

	December 31,
	2003	2002	2001
Net Income	$ 3,642,260	$ 37,596	$(4,800,901)

Add:
Minority interest in Operating Partnership	732,075	--	--

Depreciation of real property	6,288,282	4,680,391	4,283,383

Amortization of acquired in-place leases	212,200	--	--

Funds from Operations	$10,874,817	$4,717,987	$ (517,518)

Net income in 2003 includes certain items of a variable nature. The Company’s equity in income of Mortgage Funds includes certain components that may vary from period to period. During 2003 equity in income of Mortgage Funds included approximately $3,000,000 related to the amortization of discounts associated with the acquisition of the interests in the Mortgage Funds. The pace at which future amortization is recognized is generally tied to the payoff of the various underlying mortgage assets and as such may be slower in future periods. As such FFO may not be indicative of future FFO results.

Further information regarding the results of Berkshire for the year ended December 31, 2003 can be found in Berkshire’s Form 10-K for the year ended December 31, 2003, which was filed on March 29, 2004 with the Securities and Exchange Commission and is available on the SEC’s website at www.sec.gov.

Forward Looking Statements

With the exception of the historical information contained in the release, the matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts (“REITS”), availability of capital, interest rates and interest rate spreads, changes in generally accepted accounting and policies and guidelines applicable to REITs, those set forth in Part I, “Risk Factors” of the Company’s Form 10-K and other risks and uncertainties as may be detailed from time to time in the Company’s public announcements and SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update such information.

BERKSHIRE INCOME REALTY, INC. (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP) BALANCE SHEETS
	December 31,
	2003 Company Consolidated	2002 Predecessor Combined

ASSETS
Multi-family apartment communities, net of accumulated depreciation of
$102,609,721 and $94,712,098, respectively	$145,222,916	$ 94,343,424
Cash and cash equivalents	42,145,947	4,852,257
Available for sale securities, at fair value	18,488,414	--
Cash restricted for tenant security deposits	856,498	850,056
Replacement reserve escrow	318,708	407,001
Prepaid expenses and other assets	5,113,200	3,732,153
Investment in Mortgage Funds	24,046,908	--
Acquired in place leases, net of accumulated amortization of $212,200	1,061,004	--
Deferred expenses, net of accumulated amortization of $323,067 and $246,545, respectively	1,621,498	1,287,763

Total assets	$238,875,093	$105,472,654

LIABILITIES AND STOCKHOLDERS' EQUITY/OWNERS' DEFICIT
Mortgage notes payable	$184,471,204	$119,162,434
Notes payable	-	3,155,593
Due to affiliates	1,318,755	2,877,703
Dividends and distributions payable	1,087,593	-
Accrued expenses and other liabilities	3,268,859	1,891,528
Tenant security deposits	971,363	912,058

Total liabilities	191,117,774	127,999,316
Commitments and Contingencies	-	-
Minority Interest	-	-
Stockholders' equity/owners' deficit:
Series A 9% Cumulative Redeemable Preferred Stock, no par value, $25 stated value, 5,000,000 shares authorized, 2,978,110 and 0 shares issued and outstanding at December 31, 2003 and 2002, respectively	70,210,830	-
Class A common stock, $.01 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2003 and 2002, respectively	-	-
Class B common stock, $.01 par value, 5,000,000 shares authorized; 1,283,313 and 100 shares issued and outstanding at December 31, 2003 and 2002, respectively	12,383	-
Excess stock, $.01 par value, 15,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2003 and 2002, respectively	-	-
Accumulated deficit	(22,451,665)	-
Accumulated other comprehensive loss	(14,229)	-
Owners' deficit	-	(22,526,662)

Total stockholders' equity/owners' deficit	47,757,319	(22,526,662)
Total liabilities and stockholders' equity/owners' deficit	$238,875,093	$105,472,654

BERKSHIRE INCOME REALTY, INC. (FORMERLY BERKSHIRE INCOME REALTY PREDECESSOR GROUP) STATEMENTS OF OPERATIONS
	For the year ended December 31,
	2003 Company Consolidated	2002 Predecessor Combined	2001 Predecessor Combined
Revenue:
Rental	$28,464,951	$26,347,828	$25,746,165
Interest	128,522	375,004	563,769
Utility reimbursement	449,820	539,797	181,707
Other	1,197,901	1,097,127	1,296,476

Total revenue	30,241,194	28,359,756	27,788,117
Expenses:
Operating	7,240,455	6,320,218	6,036,706
Maintenance	2,387,846	2,086,346	2,241,882
Real estate taxes	2,631,511	2,213,966	2,067,484
General and administrative	1,514,389	726,357	706,064
Organizational costs	213,000	--	--
Management fees	2,113,869	1,788,936	1,380,953
Depreciation	7,897,623	5,877,594	5,379,034
Interest	7,880,150	6,445,891	7,156,346
Loss on extinguishment of debt	353,044	1,167,852	713,000
Participation interest	--	175,000	7,135,549
Amortization of acquired in-place leases	212,200	--	--

Total expenses	32,444,087	26,802,160	32,817,018

Income (loss) before minority interest in properties, equity in income of
Mortgage Funds and minority common interest in Operating Partnership	(2,202,893)	1,557,596	(5,028,901)
Minority interest in properties	(143,518)	(1,520,000)	228,000
Equity in income of Mortgage Funds	6,720,746	--	--

Income (loss) before minority common interest in Operating Partnership	4,374,335	37,596	(4,800,901)

Minority common interest in Operating Partnership	(732,075)	--	--

Net income (loss)	$3,642,260	$37,596	$(4,800,901)

Preferred dividend	(4,951,258)

Net loss available to common shareholders	$(1,308,998)

Loss per common share, basic and diluted	$(1.38)

Weighted average number of common shares outstanding	948,733